CANADIAN ZINC CORPORATION

2004 STOCK OPTION PLAN

(10% ROLLING PLAN)

PART 1

INTERPRETATION

1.01

Definitions  In this Plan the following words and phrases shall have the following meanings, namely:

(a)

"Board" means the board of directors of the Company and includes any committee of directors appointed by the directors as contemplated by Section 3.01 hereof;

(b)

"Change of Control" means the acquisition by any person or by any person and a Joint Actor, whether directly or indirectly, of voting securities as defined in the Securities Act) of the Company, which, when added to all other voting securities of the Company at the time held by such person or by such person and a Joint Actor, totals for the first time not less than fifty percent (50%) of the outstanding voting securities of the Company or the votes attached to those securities are sufficient, if exercised, to elect a majority of the Board of Directors of the Company.

(c)

"Company" means Canadian Zinc Corporation;

(d)

"Director" means any director of the Company or of any of its subsidiaries;

(e)

"Employee" means any individual in the employment of the Company or any of its subsidiaries or of a company providing management or administrative services to the Company;

(f)

"Exchange" means The Toronto Stock Exchange and any other stock exchange on which the Shares are listed for trading;

(g)

"Exchange Policy" means the policies, bylaws, rules and regulations of the Exchange governing the granting of options by the Company, as amended from time to time;

(h)

"Expiry Date" means not later than ten years from the date of grant of the option or, if Exchange Policy does not permit a term of ten years for options granted by the Company, not later than five years from the date the option is granted;

(i)

"Insider" has the meaning ascribed thereto in the Securities Act;

(j)

"Joint Actor" means a person acting "jointly or in concert with" another person as that phrase is interpreted in section 96 of the Securities Act;

(k)

"Option Price" means the price at which options may be granted in accordance with Exchange Policy and Securities Laws and means the price at which the last recorded sale of a board lot of Shares took place on the Exchange during the trading day immediately preceding the date of granting the option or, if there was no such sale, the average of the bid and ask prices on the Exchange for the Shares during the three trading days immediately preceding the date of granting the option;

(l)

"Officer" means any senior officer of the Company or of any of its subsidiaries as defined in the Securities Act;

(m)

"Outstanding Issue" is determined by Exchange Policy and by Securities Laws, and is based on the number of Shares that are outstanding immediately prior to the Share issuance in question, excluding Shares issued over the preceding one year period pursuant to stock options, stock option plans, employee stock purchase plans or any other compensation or incentive mechanism involving the issuance or potential issuance of Shares including a share purchase from treasury which is financial assisted by the Company by way of loan, guarantee or otherwise;

(n)

"Plan" means this stock option plan as from time to time amended;

(o)

"Securities Act" means the British Columbia Securities Act, R.S.B.C. 1996, c.418, as amended, from time to time;

(p)

"Securities Laws" means the act, policies, bylaws, rules and regulations of the securities commissions governing the granting of options by the Company, as amended from time to time;

(q)

"Service Provider" means an Employee or insider of the Company or any of its subsidiaries and includes any other person who is engaged to provide either directly or through a corporation, ongoing management or consulting services to the Company or its affiliates;

(r)

"Shares" means common shares without par value of the Company; and

(s)

"Vested" means that an option has become exercisable in respect of options held by an optionee.

1.02

Gender  Throughout this Plan, words importing the masculine gender shall be interpreted as including the female gender.

PART 2

PURPOSE OF PLAN

2.01

Purpose  The purpose of this Plan is to attract and retain Directors, Officers or Service Providers of the Company and to motivate them to advance the interests of the Company by affording them with the opportunity to acquire an equity interest in the Company through options granted under this Plan to purchase Shares.

PART 3

GRANTING OF OPTIONS

3.01

Administration  This Plan shall be administered by the Board or, if the Board so elects, by a committee (which may consist of only one person) appointed by the Board from its members.

3.02

Committee's Recommendations  The Board may accept all or any part of recommendations of the committee or may refer all or any part thereof back to the committee for further consideration and recommendation.

3.03

Grant by Resolution  The Board, on its own initiative or, a committee of the Board duly appointed for the purpose of administering this Plan,  may, by resolution, designate all eligible persons who are Directors, Officers or Service Providers, or corporations employing or wholly owned by such Director Officer or Service Provider, to whom options should be granted and specify the terms of such options which shall be in accordance with Exchange Policy and Securities Laws.

3.04

Terms of Option  The resolution of the Board shall specify the number of Shares that should be placed under option to each such Director, Officer or Service Provider, the Option Price to be paid for such Shares upon the exercise of each such option, and the period, during which such option may be exercised.

3.05

Written Agreement  Every option granted under this Plan shall be evidenced by a written agreement, containing such terms and conditions as are required by Exchange Policy and Securities Laws, between the Company and the optionee and, where not expressly set out in the agreement, the provisions of such agreement shall conform to and be governed by this Plan.  In the event of any inconsistency between the terms of the agreement and this Plan, the terms of this Plan shall govern.

PART 4

CONDITIONS GOVERNING THE GRANTING AND EXERCISING OF OPTIONS

4.01

Exercise Price  The exercise price of an option granted under this Plan shall not be less than the Option Price at the time of granting the options.

4.02

Expiry Date  Each option shall, unless sooner terminated, expire on a date to be determined by the Board which will not be later than the Expiry Date.

4.03

Different Exercise Periods, Prices and Number  The Board may, in its absolute discretion, upon granting an option under this Plan, and subject to the provisions of Section 6.03 hereof, specify a particular time period or periods following the date of granting the option during which the optionee may exercise his option to purchase Shares, may designate the exercise price and the number of Shares in respect of which such optionee may exercise his option during each such time period and may determine and impose terms upon which each option shall become Vested.

4.04

Number of Shares  to One Person The number of Shares reserved for issuance to any one person pursuant to options granted under this Plan shall not exceed 5% of the outstanding Shares at the time of granting of the options.

4.05

Termination of Employment  If a Director, Officer or Service Provider ceases to be so engaged by the Company for any reason other than death, such Director, Officer or Service Provider shall have such rights to exercise any option not exercised prior to such termination within a period of 90 calendar days after the date of termination (or such longer period as may be approved by the Board and, if required, the Exchange) provided that if the termination is for just cause the right to exercise the option shall terminate on the date of termination unless otherwise determined by the Directors.

4.06

Death of Optionee  If a Director, Officer or Service Provider dies prior to the expiry of his option, his legal representatives may, within the lesser of one year from the date of the optionee's death or the expiry date of the option, exercise that portion of an option granted to the Director, Officer or Service Provider under this Plan which remains outstanding.

4.07

Assignment  No option granted under this Plan or any right thereunder or in respect thereof shall be transferable or assignable otherwise than by will or pursuant to the laws of succession except that, if permitted by the rules and policies of the Exchange, an optionee shall have the right to assign any option granted to him hereunder to a trust or similar legal entity established by such optionee.

4.08

Notice  Options shall be exercised only in accordance with the terms and conditions of the agreements under which they are respectively granted and shall be exercisable only by notice in writing to the Company.

4.09

Payment  Options may be exercised in whole or in part at any time prior to their lapse or termination.  Shares purchased by an optionee on exercise of an option shall be paid for in full at the time of their purchase.

PART 5

RESERVATION OF SHARES FOR OPTIONS

5.01

Sufficient Authorized Shares to be Reserved  Whenever the Notice of Articles or Articles of the Company limit the number of authorized Shares, a sufficient number of Shares shall be reserved by the Board to satisfy the exercise of options granted under this Plan.  Shares that were the subject of options that have lapsed or terminated shall thereupon no longer be in reserve and may once again be subject to an option granted under this Plan.

5.02

Maximum Number of Shares to be Reserved Under Plan  The aggregate number of Shares which may be subject to issuance pursuant to options granted under this Plan and all of the Company's other previously established or proposed share compensation arrangements in aggregate shall not exceed 10% of the total number of issued and outstanding Shares on a non-diluted basis.

5.03

Maximum Number of Shares Reserved  Under no circumstances shall this Plan, together with all of the Company's other previously established or proposed stock options, stock option plans, employee stock purchase plans or any other compensation or incentive mechanisms involving the issuance or potential issuance of Shares, result, at any time, in:

(a)

the number of Shares reserved for issuance pursuant to stock options granted to Insiders exceeding 10% of the Outstanding Issue;

(b)

the issuance to Insiders, within a one year period, of a number of Shares exceeding 10% of the Outstanding Issue; or

(c)

the issuance to any one Insider and such Insider's associates, within a one year period, of a number of Shares exceeding 5% of the Outstanding Issue.

PART 6

CHANGES IN OPTIONS

6.01

Share Consolidation or Subdivision  In the event that the Shares are at any time subdivided or consolidated, the number of Shares reserved for option and the price payable for any Shares that are then subject to option shall be adjusted accordingly.

6.02

Stock Dividend  In the event that the Shares are at any time changed as a result of the declaration of a stock dividend thereon, the number of Shares reserved for option and the price payable for any Shares that are then subject to option may be adjusted by the Board to such extent as they deem proper in their absolute discretion.

6.03

Effect of a Take-Over Bid  If a bona fide offer (an "Offer") for Shares is made to the optionee or to shareholders of the Company generally or to a class of shareholders which includes the optionee, which Offer, if accepted in whole or in part, would result in the offeror becoming a control person of the Company, within the meaning of subsection 1(1) of the Securities Act, the Company shall, immediately upon receipt of notice of the Offer, notify each optionee of full particulars of the Offer, whereupon all Option Shares subject to such option will become Vested and the option may be exercised in whole or in part by the optionee so as to permit the optionee to tender the Option Shares received upon such exercise, pursuant to the Offer.  However, if:

(a)

the Offer is not completed within the time specified therein; or

(b)

all of the Option Shares tendered by the optionee pursuant to the Offer are not taken up or paid for by the offeror in respect thereof,

then the Option Shares received upon such exercise, or in the case of clause (b) above, the Option Shares that are not taken up and paid for, may be returned by the optionee to the Company and reinstated as authorized but unissued Shares and with respect to such returned Option Shares, the option shall be reinstated as if it had not been exercised and the terms upon which such Option Shares were to become Vested pursuant to this section shall be reinstated.  If any Option Shares are returned to the Company under this section 6.03, the Company shall immediately refund the exercise price to the optionee for such Option Shares.

6.04

Acceleration of Expiry Date  If at any time when an option granted under the Plan remains unexercised with respect to any Unissued Option Shares, an Offer is made by an offeror, the Directors may, upon notifying each optionee of full particulars of the Offer, declare all Option Shares issuable upon the exercise of options granted under the Plan, Vested, and declare that the Expiry Date for the exercise of all unexercised options granted under the Plan is accelerated so that all options will either be exercised or will expire prior to the date upon which Shares must be tendered pursuant to the Offer, provided such Offer is completed.

6.05

Effect of a Change of Control  If a Change of Control occurs, all Option Shares subject to each outstanding option will become Vested, whereupon such option may be exercised in whole or in part by the optionee.

PART 7

EXCHANGE'S RULES AND POLICIES APPLY

7.01

Exchange's Rules and Policies Apply  This Plan and the granting and exercise of any options hereunder are also subject to such other terms and conditions as are set out from time to time in the rules and policies on stock options of the Exchange and any securities commission having authority and such rules and policies shall be deemed to be incorporated into and become a part of this Plan.  In the event of an inconsistency between the provisions of such rules and policies and of this Plan, the provisions of such rules and policies shall govern.

PART 8

AMENDMENT OF PLAN

8.01

Board May Amend  The Board may, by resolution, amend or terminate this Plan, but no such amendment or termination shall, except with the written consent of the optionees concerned, affect the terms and conditions of options previously granted under this Plan which have not then been exercised or terminated.

8.02

Exchange Approval  Any amendment to this Plan or options granted pursuant to this Plan shall not become effective until such Exchange and shareholder approval as is required by Exchange Policy and Securities Laws has been received.

PART 9

EFFECT OF PLAN ON OTHER COMPENSATION PLANS

9.01

Other Plans Not Affected  This Plan is in addition to any other existing plans and shall not in any way affect the policies or decisions of the Board in relation to the remuneration of Directors, Officers, or Service Providers.

PART 10

OPTIONEE'S RIGHTS AS A SHAREHOLDER

10.01

No Rights Until Option Exercised  An optionee shall be entitled to the rights pertaining to share ownership, such as to dividends or voting, only with respect to Shares that have been fully paid for and issued to him upon exercise of an option.

PART 11

EFFECTIVE DATE OF PLAN

11.01

Effective Date  This Plan shall become effective upon the later of the date of acceptance for filing of this Plan by the Exchange and the approval of this Plan by the shareholders of the Company; however, options may be granted under this Plan prior to and subject to the receipt of approval of the Exchange.

EFFECTIVE DATE OF PLAN:  January 14, 2005

CANADIAN ZINC CORPORATION OPTION AGREEMENT

This Option Agreement is entered into between Canadian Zinc Corporation (the "Company") and the Optionee named below pursuant to the 2004 Stock Option Plan (the "Plan"), a copy of which is attached hereto, and confirms that:

1.

on , 200 (the "Grant Date");

2.

 (the "Optionee");

3.

was granted the option (the "Option") to purchase  common shares without par value (the "Option Shares") of the Company;

4.

for the price (the "Option Price") of $ per share;

5.

which shall be exercisable ("Vested") as to  [if any vesting provisions apply];

6.

terminating on the , 200 (the "Expiry Date");

all on the terms and subject to the conditions set out in the Plan.  For greater certainty, once Option Shares have become Vested, they continue to be exercisable until the termination or cancellation thereof as provided in this Option Agreement and the Plan.

By signing this Option Agreement, the Optionee acknowledges that the Optionee has read and understands the Plan and agrees to the terms and conditions of the Plan and this Option Agreement.

Acknowledgement – Personal Information

The undersigned hereby acknowledges and consents to:

(a)

the disclosure to the Toronto Stock Exchange and all other regulatory authorities of all personal information of the undersigned obtained by the Company; and

(b)

the collection, use and disclosure of such personal information by the Toronto Stock Exchange and all other regulatory authorities in accordance with their requirements, including the provision to third party service providers, from time to time.

IN WITNESS WHEREOF the parties hereto have executed this Option Agreement as of the  day of , 200.

OPTIONEE	Per: Authorized Signatory